As filed with the Securities and Exchange Commission on April 1, 2022

Registration No. 333-47241

Registration No. 333-31196

Registration No. 333-65544

Registration No. 333-83822

Registration No. 333-117918

Registration No. 333-170205

Registration No. 333-204755

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS

TO

FORM S-8

REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933

Guaranty Federal Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	43-179217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2144 E. Republic Rd., Suite F200

Springfield, Missouri 65804

(Address of Principal Executive Offices and Zip Code)

Guaranty Federal Bancshares, Inc. 1994 Stock Option Plan

Guaranty Federal Bancshares, Inc. 1998 Stock Option Plan

Guaranty Federal Bancshares, Inc. 2000 Stock Compensation Plan

Guaranty Federal Bancshares, Inc. 2001 Stock Compensation Plan

Guaranty Federal Bancshares, Inc. 2004 Stock Option Plan

Guaranty Federal Bancshares, Inc. 2010 Equity Plan

Guaranty Federal Bancshares, Inc. 2015 Equity Plan

(Full title of the plans)

Shaun Burke

President and Chief Executive Officer

Guaranty Federal Bancshares, Inc.

2144 E. Republic Rd., Suite F200

Springfield, Missouri 65804

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Vijay Sekhon

Sidley Austin LLP

555 California Street, Suite 2000

San Francisco, California 94104

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by Guaranty Federal Bancshares, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•            Registration Statement No. 333-47241 filed on Form S-8 on March 3, 1998, which registered the offering of 184,690 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), pursuant to the Company’s 1994 Stock Option Plan;

•            Registration Statement No. 333-31196 filed on Form S-8 on February 28, 2000, which registered the offering of 25,000 shares of Common Stock pursuant to the Company’s 2000 Stock Compensation Plan;

•            Registration Statement No. 333-65544 filed on Form S-8 on July 20, 2001, which registered the offering of 25,000 shares of Common Stock pursuant to the Company’s 2001 Stock Compensation Plan;

•            Registration Statement No. 333-83822 filed on Form S-8 on March 6, 2002, which registered the offering of 434,081 shares of Common Stock pursuant to the Company’s 1998 Stock Option Plan;

•            Registration Statement No. 333-117918 filed on Form S-8 on August 4, 2004, which registered the offering of 280,000 shares of Common Stock pursuant to the Company’s 2004 Stock Option Plan;

•            Registration Statement No. 333-170205 filed on Form S-8 on October 29, 2010, which registered the offering of 200,000 shares of Common Stock pursuant to the Company’s 2010 Equity Plan;

•            Registration Statement No. 333-204755 filed on Form S-8 on June 5, 2015, which registered the offering of 250,000 shares of Common Stock pursuant to the Company’s 2015 Equity Plan;

Pursuant to an Agreement and Plan of Merger, dated as of November 9, 2021, by and between QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), and the Company, on April 1, 2022, the Company merged with and into QCR Holdings, with QCR Holdings surviving the merger (the “Merger”).  In connection with the Merger, as of the date hereof, the offerings of Common Stock pursuant to the Registration Statements have been terminated. The Company hereby removes from registration any and all of the securities registered under the Registration Statements that remain unsold under the Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on April 1, 2022.

GUARANTY FEDERAL BANCSHARES, INC.

By:	/s/ Shaun Burke
Name:	Shaun Burke
Title:	President and Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.